Exhibit 4.14

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

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SENSAR CORPORATION

STOCK PURCHASE WARRANT
______________________________________________

Warrant to Purchase Common Stock
(Retainer Warrant)

            For value received, Sensar Corporation, a Nevada corporation (the "Company"), grants to The Seidler Companies (the "Holder") the right, subject to the terms of this Stock Purchase Warrant (this "Warrant"), to purchase at any time during the period commencing on the date hereof and ending on the five year anniversary of the date hereof (the "Expiration Date"), unless all or a portion of this Warrant is earlier terminated as provided in Section 7 of this Warrant, 25,000 fully paid and nonassessable shares (the "Shares") of Common Stock, $.001 par value, of the Company ("Common Stock") at $.45 per share (the "Exercise Price"). This Warrant is nontransferable (except as provided in Section 0) and may be exercised for all or any part of the Shares. The number of Shares that may be purchased are subject to adjustment under the terms of this Warrant.

            1.      Exercise of Warrant.

                   (a)       The Warrant Shares, when issued in accordance with the terms of the governing warrants to purchase common stock, and when the consideration therefore shall have been received by the Company, will be legally issued, fully paid and nonassessable. Unless terminated earlier under Section 0, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time before the close of business on the Expiration Date, by (i) the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and (ii) unless the Holder has elected to convert this Warrant pursuant to Section 1(d), upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the Exercise Price of the Shares thereby purchased), whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

                  (b)       Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

                   (c)       The Company covenants that all Shares that may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                   (d)       Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise completed so as to reflect such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
          A

Where:

X = the number of shares of Common Stock to be issued to the Holder

Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)
B = the Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that at any time the Common Stock is traded on a national securities exchange or quoted on by national quotation service such as that provided by Nasdaq, the fair market value of one share of Common Stock shall be the average of the closing sales price for the Common Stock reported by such exchange or quotation service for the five trading days preceding the date of determination.

            2.       No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

            3.       Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

            4.       No Rights as Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

            5.       Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

            6.       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

            7.       Early Termination and Adjustments.

                   (a)       Early Termination on Merger, etc. If at any time the Company proposes to merge with or into any other corporation, effect a reorganization, or sell or convey all or substantially all of its assets to any other entity in a transaction in which the stockholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent), then the Company shall give the Holder thirty (30) days notice of the proposed effective date of the transaction and, if the Warrant has not been exercised by the effective date of the transaction, the Warrant shall terminate.

                   (b)       Reclassification, etc. If the Company should, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different class or classes, the number of shares of Common Stock for which this Warrant may be exercised shall continue to be the same.

                   (c)       Split, Subdivision or Combination of Shares. If the outstanding shares of the Common Stock are divided into a greater number of shares, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price per share shall be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price per share shall be proportionately increased. The increases and reductions provided for in this Section 0 shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the aggregate price payable for such percentage shall be affected by any event described in this Section 0.

                   (d)       Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

                   (e)       Notice of Adjustment. Whenever an event occurs requiring any adjustment to be made pursuant to Section 0, upon request of the Holder, the Company shall promptly file with its Secretary or an assistant secretary at its principal office and with its stock transfer agent, if any, a certificate of its Chief Executive Officer or President specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such Chief Executive Officer or President's certificate shall be made available at all reasonable times for inspection by the Holder.

            8.       Piggy Back Registration Rights.

                   (a)       If at any time prior to the Expiration Date that the re-sale of the Shares has not already been registered under the Act, the Company proposes to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating to employee benefit plans or corporate reorganizations or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, the Company will:

                               (i)       Promptly give to the Holder written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                               (ii)       Use commercially reasonable efforts to include in such registration all the Shares specified in a written request made by any Holder within ten (10) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to the registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among all shareholders who request to include shares in such registration statement according to the number of securities of each such shareholder requested to be included in such registration statement. Notwithstanding anything to the contrary in this Section 8, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 8 if the persons on whose behalf the Form S-3 (or equivalent successor form of registration statement) is proposed to be filed have provided in excess of $3,000,000 in capital to the Company and have demanded that no other securities be included in their registration statement under which their securities are registered.

            9.       Registration Related Obligations.

                   (a)       All registration expenses incurred in connection with any registration pursuant to Section 8 shall be paid by the Company. All selling expenses and attorneys fees for the Holder incurred in connection with any such registration shall be borne by the Holder.

                   (b)       In the case of each registration effected by the Company pursuant to Section 8, the Company will:

                               (i)       keep the Holder (if the Holder's Shares are included in such registration) advised in writing as to the initiation of each registration and as to the completion thereof;

                               (ii)       keep such registration effective for a period of one-year or until the Holder has completed the distribution of the Shares described in the registration statement relating, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

                               (iii)       use reasonable efforts to register or qualify the Shares covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration; and

                               (iv)       furnish such number of prospectuses and other documents incident thereto as the Holder from time to time may reasonably request.

            10.       Miscellaneous.

                  (a)       Issue Date.    The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date set forth below. This Warrant shall constitute a contract under the laws of the state of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

                   (b)       Restrictions.   The Holder acknowledges that the Shares acquired upon the exercise of this Warrant shall be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended.

                   (c)       Notice.   All notices required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address for such party, (c) one day after deposit with a nationally recognized air courier service such as DHL or Federal Express, or (d) on the date of facsimile transmission, with confirmed transmission.

Addresses for notices:

If to the Company:

Sensar Corporation
One Jenner, Suite 100
Irvine, California 92618
Attn: President
Facsimile: (949) 727-9660

If to the Holder:

to the address set forth on the Company's warrant registry

or such other address as such party may designate by 10 days' advance written notice to the other party.

                   (d)       Waivers and Amendments.   This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. This Warrant shall be binding upon any successors or assigns of the Company.

                   (e)       Assignment and Transferability.   This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company.

                   (f)

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: May 7, 2002.

SENSAR CORPORATION

By:	/s/ Paul Summers

Name:	Paul S. Summers
Title:	President and CEO

NOTICE OF EXERCISE

Sensar Corporation
One Jenner, Suite 100
Irvine, California 92618
Attn: President
Facsimile: (949) 727-9660
1.		[Complete one of the following]

(a)

The undersigned hereby elects to purchase ______________ shares of Common Stock, $.001 par value, of Sensar Corporation (the "Shares") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(b)

The undersigned hereby elects to convert, pursuant to the provisions of Section 1(d) of the Warrant, ________ of the shares of Common Stock, $.001 par value, subject to the Warrant. According to the undersigned's calculations, the undersigned is entitled to received ____________ shares of Common Stock, $.001 par value, of Sensar Corporation (the "Shares") in connection with this Notice of Exercise pursuant to Section 1(d) of the Warrant.

2.		Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

__________________________________________________ (Print Name) __________________________________________________ (Address) __________________________________________________ (Address)

3.

The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(Date)	(Signature)

(Print Name)